RESTATED BUSINESS INSTALLMENT PROMISSORY NOTE



$6,750,000.00                                                Date: June 24, 1999


     For value received, the undersigned (each of them if more than one called the "Borrower") unconditionally, jointly and severally promise(s) to pay
Independence Community Bank (the "Bank") to order at 179 Pacific Street, Brooklyn, New York 11201, the principal sum of SIX MILLION SEVEN HUNDRED FIFTY THOUSAND and no/100 ($6,750,000.00) Dollars. The undersigned promise(s) to pay interest on the amount owing on this Note from the date hereof until this Note is paid in full at a fixed rate per annum equal to 7.75%. The undersigned shall satisfy this Note by making consecutive monthly payments of principal and interest on the basis of a 25 year amortization schedule. Each monthly payment shall be in the amount of $50,984.69. Each monthly payment shall be due on the first day of each month commencing on August 1, 1999 through and including June 1, 2009. A final balloon payment of all outstanding principal plus accrued interest, and any other amounts due under this Note shall be due on July 1, 2009. Any monthly payment of principal or interest not paid within 10 days of the date due shall be subject to a 5% late charge. Additionally, notwithstanding the foregoing, upon the entire balance of this Note becoming due (whether at stated maturity or by acceleration) same shall bear interest from and including one day following the date due to but excluding the date paid in full at a rate per annum equal to 3% above the interest rate provided for in this Note, such interest to be payable ON DEMAND and on any payment of such principal. The undersigned shall simultaneously herewith make a payment of interest for the period June 24, 1999 through June 30, 1999. Interest shall be calculated on the basis of a year of 365 days for the actual number of days elapsed. In no event shall the interest rate hereunder exceed the maximum rate permitted by applicable law. Any payment in excess of such maximum rate shall be deemed a prepayment of principal.

         The undersigned has the right to make payments of principal, in whole or in part, at any time before they are due without penalty. The undersigned shall notify the Bank in writing when the undersigned is making a prepayment. Any sums submitted as prepayment of principal will first be applied to accrued interest and the remainder to reduce the principal owed on this note. Any sums submitted as prepayment of principal will not change the undersigned's obligation to make regular payments of interest and principal according to the terms of the Note. Any amount of the Note that is repaid and/or any amount of principal that is prepaid may not be reborrowed.

          If any payment of this Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of the State of New York, the maturity hereof shall be extended to the next succeeding business day and interest hereunder shall be payable during such extension at the rate specified in this Note.

          If any of the following events of default shall occur and be continuing after the expiration of ten (10) days written notice (30 days in the event of defaults that cannot be cured by the payment of money, however, if such default cannot reasonably be cured in said 30 day period, and the undersigned is diligently pursuing a cure, the undersigned shall have an additional reasonable period to cure) : (a) the undersigned shall fail to pay the principal of, or interest on, this Note, or any other amount payable under this Note, as and when due and payable; (b) any representation or warranty made or deemed made by the undersigned or by any third party supporting or liable with respect to this Note (whether by guaranty, subordination, grant of security or any other credit support, a "Third Party") in any document evidencing the obligations of the undersigned or of a Third Party relating to this Note or the loan evidenced hereby (this Note and such documents being the "Facilits contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with the Facility Documents, shall prove to have been incorrect in any material respect on or as of the date made or deemed made;
(c) the undersigned or any Third Party shall fail to perform or observe any term, covenant or agreement contained in any Facility Document on its part to be performed or observed; (d) n/a; (e) the undersigned or any Third Party: (i) n/a; or (ii) shall file a petition in bankruptcy or for any relief under any law of any jurisdiction relating to reorganization, arrangement, readjustment of debt, dissolution or liquidation; or (iii) shall have any such petition filed against it and the same shall remain undismissed for a period of 60 days; or (v) shall have had a receiver, custodian or trustee appointed for all or a substantial part of its property; (f) the undersigned or any Third Party shall cease doing business ; (g) any Third Party Facility Document shall at any time and for any reason cease to be in full force and effect or shall be declared null and void, or its validity or enforceability shall be contested by the relevant Third Party or such Third Party shall deny it has any further liability or obligation under any Facility Document; (h) any security agreement (whether by the undersigned or a Third Party) granting security for The Facility Documents shall at any time and for any reason cease to create a valid and perfected and first priority security interest in and to the property purported to be subject to such agreement or shall cease to be in full force and effect or shall be declared null and void, or the validity or enforceability of any security agreement shall be contested by any party to such security agreement, or such party shall deny it has any further liability or obligation under such agreement or any such party shall fail to perform any of its obligations under such agreement; (i) n/a; (j) the undersigned or any Third Party security interest in the security granted under the Facility Documents except in favor of the Bank; (k) the undersigned or any Third Party shall fail to furnish financial information in form satisfactory to the Bank; and (1) n/a: THEN, in any such case, unless the Bank shall otherwise elect by notice to the undersigned, the unpaid principal amount of this Note, together with accrued interest, shall become forthwith due and payable.

          The Bank shall have a continuing lien and/or right of set-off on deposits (general and special) and credits with the Bank of every Borrower and endorser, and may apply all or part of same to any obligations of said Borrower or endorser to the same (whether contingent or unmatured), at any time or times, without notice.

          The undersigned agree(s) to reimburse the Bank on demand for all costs, expenses and charges (including reasonable legal fees) in connection with the enforcement of this Note.

         Time for payment extended by law shall be included in the computation of interest.

         No term or provision of this Note may be changed without the prior written consent of the Bank.

         The undersigned waive(s) presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

         The undersigned consent(s) to the nonexclusive jurisdiction and venue of the state or federal courts located in the City of New York. The undersigned and any endorser waive(s) any right they may have to jury trial and waive any right they may have to assert a set-off or counterclaim of any nature unless mandatory.

          This Note shall be governed by and construed in accordance with the laws of the State of New York.

Address for Notices:




---------------------------


                                                  Boundless Technologies, Inc.



                                                  By:
                                                     --------------------------